Exhibit 10.1

CONSULTING AGREEMENT AMENDMENT

This as an amendment to the consulting agreement between World Heart Inc. and Mr. David Pellone of Pellone Enterprises Incorporated, dated June 19th, 2008.

The term of the agreement is extended to March 31st, 2009 to enable Mr. Pellone (Consultant) to continue in his current capacity as Acting Vice President, Finance and Chief Financial Officer and to complete audited financial reports and filings for the year 2008.  All the other terms of the June agreement are unchanged.  The Consultant will receive a retention bonus of $15,000 on successful completion of the 2008 financial filings.

The parties have executed this Amendment on October 30, 2008

Consultant Name and Signature	/s/ David Pellone
Pellone Enterprises Incorporated

World Heart Inc. Signature	/s/ Jal S. Jassawalla
Jal S. Jassawalla, President and CEO